SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2003

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

            Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

Susquehanna Bancshares, Inc. (“Susquehanna”) and Patriot Bank Corp., a Pennsylvania corporation (“Patriot”), entered into an Agreement and Plan of Merger dated as of December 10, 2003 (the “Merger Agreement”). Pursuant to the Merger Agreement, Patriot will merge with and into Susquehanna, with Susquehanna being the surviving corporation. In addition, under the terms of the Merger Agreement, as soon as practicable, Farmers First Bank, a Pennsylvania-chartered commercial bank and wholly-owned subsidiary of Susquehanna (“Farmers First”), and Patriot Bank, a Pennsylvania-chartered commercial bank and a wholly-owned subsidiary of Patriot (“Patriot Bank”), will enter into an Agreement and Plan of Merger, pursuant to which Patriot Bank will merge with and into Farmers First, with Farmers First being the surviving bank. The Merger Agreement and a joint press release issued by Susquehanna and Patriot on December 11, 2003 announcing the execution of the Merger Agreement are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference in this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 10, 2003, between Susquehanna Bancshares, Inc. and Patriot Bank Corp.

99.1	Joint Press Release dated December 11, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC. (Registrant)

By:	/S/ Drew K. Hostetter
Drew K. Hostetter Executive Vice President & CFO

Dated: December 11, 2003